EXHIBIT 10.4


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  AGREEMENT made this 11day of October, 2000, between Hexcel Corporation, a Delaware corporation (the "Company"), and John J. Lee (the "Executive").

                  The Executive is presently employed by the Company as its Chairman and Chief Executive Officer pursuant to an Employment Agreement entered into as of February 29, 1996, as amended (the "Prior Agreement").

                  The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. In connection with the transactions (the "Transactions") contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of October 11, 2000 by and among Ciba Specialty Chemicals Holding, Inc. ("Ciba SCH"), Ciba Specialty Chemicals Inc. ("Ciba SCI"), Ciba Specialty Chemicals Corporation ("Ciba SCC" and together with Ciba SCH and Ciba SCI, "Ciba"), LXH, L.L.C. ("LXH") and LXH II, L.L.C. ("LXH II" and together with LXH, "the Purchasers"), pursuant to which, among other things, the Purchasers will purchase from Ciba shares of common stock of the Company, the Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its stockholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

                  In order to effect the foregoing, the Company and the Executive wish to enter into this Amended and Restated Employment Agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

                  2. Term. The employment of the Executive by the Company as provided in Section 1 shall commence on the Closing Date (as such term is defined in the Stock Purchase Agreement) (the "Commencement Date") and end on the third anniversary of the Commencement Date, unless further extended or sooner terminated as hereinafter provided; provided, however, that on such third anniversary the term of this Agreement shall be automatically extended for one additional year unless either the Company or the Executive shall have given notice to the other at least 90 days prior to such third anniversary that this Agreement shall not be so renewed.

                  3. Position and Duties. The Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and shall have such responsibilities, duties and authority consistent with such position and as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company; provided, however, that the Executive will be permitted
(i) to serve as a director or advisor to other for-profit and not-for-profit organizations and corporations and (ii) to serve as an active partner of investment partnerships, in each case so long as (x) such service does not materially interfere with the performance of his obligations hereunder and (y) such organizations, corporations and partnerships are not competitive in any business area in which the Company is engaged during the term of this Agreement. The Executive shall furnish to the Company a list of each such entity on the Commencement Date and shall update such list as appropriate.

                  4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall perform his duties and conduct his business at the principal executive offices of the Company, which shall at all times be located in the New York City/Connecticut metropolitan area, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

                  5.   Compensation and Related Matters.

                       (a) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate no less than the rate of base salary in effect on the date hereof or at such in creased rate as may from time to time be determined by the Board, provided, however, that once the Executive's annual base salary is increased, it may not thereafter be decreased during the term of this Agreement. The Executive's annual base salary shall be paid in substantially equal installments, no less frequently than monthly, in accordance with the Company's standard payroll practices. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

                        (b) Annual Bonuses. During the term of the Executive's employment hereunder, the Executive shall participate in the Company's Management Incentive Compensation Plan (or in such alternative annual incentive compensation plans as the Company shall make available to its other officers) (the "MICP") on terms no less favorable than those applicable to other senior officers of the Company and shall have a target bonus thereunder of not less than 80% of his rate of base salary.

                        (c)  Equity Compensation.

                             (i) Incentive Stock Plan. (A) Effective as of the Commencement Date, the Executive shall be granted non-qualified options (the "Option") to purchase 400,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), under the Company's Incentive Stock Plan (the "Incentive Stock Plan"), at a per share exercise price equal to the greater of (1) the closing price per share (the "Price Per Share") of Common Stock on the New York Stock Exchange (or if not then listed on such ex change, such other national securities exchange or quotation system as then listed upon) on the Commencement Date or (2) $11. Such options will become vested and exercisable at the rate of (x) 33-1/3% of such options on each of the first three anniversaries of the Commencement Date and shall expire on the earlier of the third anniversary of the termination of the Executive's employment (90 days following termination of employment if his employment is terminated for Cause (as defined below)) or the tenth anniversary of the Commencement Date. The Company agrees that such grant shall not be in lieu of, or otherwise be taken into account in determining the size or terms of, the annual long term incentive grant to the Executive for the 2001 or other fiscal year.

                             (ii) Forfeiture. If the Executive's employment with the Company is involuntarily terminated for Cause or the Executive voluntarily terminates his employment with the Company other than for Good Reason (as defined below), the Executive shall forfeit the portion of the Option which has not yet become vested and/or exercisable as of the Date of Termination (as defined below).

                  Notwithstanding  any other provision  contained herein, if the
         Executive's employment with the Company is involuntarily terminated other than for Cause, the Executive terminates employment for Good Reason, or the Executive dies or terminates employment due to disability, the Option shall become immediately vested and exercisable.

                             (iii)   Plan Terms Govern.  Subject to the
         foregoing, the Option shall contain such terms and conditions as shall be set forth in the Incentive Stock Plan.

                             (iv) Annual Grants. During the term of the Executive's employment hereunder, the Executive shall participate in such long-term incentive and equity compensation plans as the Company shall make available to its other officers on terms no less favor able than those applicable to such other officers.

                      (d) Deferred Compensation Account. (i) Following the Commencement Date, the Company shall continue to maintain the nonqualified deferred compensation arrangement and the related Account established for the benefit of the Executive pursuant to the Section 5(d) of the Prior Agreement. The Company shall credit to the Account an amount equal to $489,987 on December 31, 2000, an additional $519,387 on December 31, 2001, an additional $550,550 on December 31, 2002 and an additional $583,583 on December 31, 2003. The Account shall continue to be credited with interest at the end of each fiscal year at a rate of 9%. No later than January 31 of each year during the term of this Agreement beginning with January 31, 2001, the Company shall deliver to the Executive a statement showing the balance of the Account as of December 31 of the prior year and all amounts credited to the Account during such year.

                             (ii)    At any time following the later of (x)
         the Executive's attainment of age 65 or (y) the last required crediting to the Account pursuant to the second sentence of Section 5(d)(i) above (including any early crediting as described in (iv) below) (but in no event earlier than the Executive's termination of employment with the Company), the Executive shall receive, or commence to receive, the amount credited to the Account. The Executive may elect to receive the value of the Account (l) in a lump sum, (2) in the form of a single life annuity with a ten-year certain payment, or (3) by causing the Company to purchase a single premium annuity contract from an insurance company of the Executive's choice, provided that any such election is made no later than the time determined by the Company's counsel to avoid the application of the doctrine of constructive receipt. If the Executive fails to make a timely election, payment will be in the form of a lump sum. Annuity payments (if applicable) shall be the actuarial equivalent of the lump sum amount, using the mortality table for males provided in Revenue Ruling 95-28 and assuming an interest rate equal to the product of (x) the prime rate in effect at Credit Suisse as of the first day of the month immediately preceding the first month for which an annuity payment is to be made to the Executive hereunder and (y) 1 minus the highest rate of individual federal, state and local income tax in effect for the year in which the annuity payments commence and in the jurisdiction of the Executive's residence for such year (giving effect to any available deduction for state and local income taxes in calculating federal income tax).

                            (iii) If the Executive's employment with the Company is involuntarily terminated other than for Cause or he terminates employment for Good Reason, (A) all remaining contribution installments referred to in clause (i) above that have not been made to the Account will be credited to the Account as of the Date of Termination, and (B) the Company shall commence distribution of the Account as soon as practicable following the Date of Termination in accordance with the election made by the Executive under clause (ii) above.

                  If the Executive's employment with the Company is involuntarily terminated for Cause or if he terminates employment voluntarily other than for Good Reason, in either case during the term of this Agreement, no further contributions shall be made to the Account and the Company shall commence distribution of the Account as soon as practicable following the Date of Termination in accordance with the election made by the Executive under clause (ii) above. If the Executive's employment with the Company is involuntarily terminated for Cause, or if the Executive terminates employment with the Company voluntarily other than for Good Reason, in either case following the expiration of the term of this Agreement, the Company shall continue to credit to the Account all amounts as they become due in accordance with clause (i) above and the Company shall commence distribution of the Account as soon as practicable following the last date on which amounts are so credited in accordance with the election made by the Executive under clause (ii) above.

                  If  the  Executive  dies  or  terminates   employment  due  to
         disability, all remaining contribution installments referred to in clause (i) above that have not been made to the Account will be credited to the Account as of the Date of Termination and the Company shall commence distribution of the Account as soon as practicable following the Date of Termination as a lump-sum distribution.

                             (iv) In no event shall payment of the Account be paid, or commence to be paid, until the first business day following the Executive's termination of employment.

                       (e) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in with a level of benefits no less favorable than any other senior executive officer of the Company, all of the employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, each retirement plan, supplemental and excess retirement plans, annual and long- term incentive compensation plans, stock option and purchase plans, group life insurance and accident plan, medical and dental insurance plans, and disability plan). The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                      (f) Vacations. The Executive shall be entitled to a number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, equal to the maximum number of vacation days for which any executive officer of the Company may become eligible determined under the Company's vacation policy as in effect from time to time, but in no event less than six (6) weeks per year. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its senior executive officers.

                       (g) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof and no less favorable to the Executive than those provided to the Executive immediately prior to the Commencement Date.

                       (h)  Expenses.  During  the  term  of  the   Executive's
employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all reasonable and customary expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                  6. Directorships/Other Offices. Subject to Sections 3 and 4, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of any of the Company's subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is from time to time provided by the Company or any of its subsidiaries to its other directors and senior executive officers.

                  7. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

                      (a) Death. The Executive's employment hereunder shall terminate upon his death.

                      (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

                      (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in
Section  7(e),  by the  Executive  for Good Reason,  as defined in Section 7 (d)
(ii)), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially per formed his duties, or (ii) the willful engaging by the Executive in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise including, but not limited to, conduct that constitutes Competitive Activity, as defined in Section 11). For purposes of this Section 7(c), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice from the Board to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) delivery to the Executive of a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Executive) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in this Section 7(c) and specifying the particulars thereof in detail, (3) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (4) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof, from the Board specifying the particulars thereof in detail.

                  (d) Termination by the Executive. (i) The Executive may terminate his employment hereunder (A) for Good Reason or (B) upon 60 days written notice to the Company.

                            (ii) For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Company to comply with any material provision of this Agreement which failure has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company, (B) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective) or (C) a "Change in Control" shall have occurred. For purposes of this Agreement, Change in Control means:

                    (A) (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (x) the then outstanding common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"), excluding, however, the following (1) any acquisition by the Company or any of its Controlled Affiliates, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates and (3) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exception within paragraph (C) below; or

                    (B) a change in the composition of the Board such that the individuals who, on the date hereof, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition that any individual who becomes a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

                    (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (x) all or substantially
         all  of  the  individuals  and  entities  who  are  the    Beneficial
         Owners,  respectively,  of the Outstanding Common Stock and   the Total
         Voting Power immediately prior to such Corporate  Transaction   will
         Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (y) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

                   (D) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                         (e)    Notice of Termination.  Any termination of the
Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section
13. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                         (f)   Date of Termination.  "Date of Termination" shall
mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, (iv) if the Executive's employment is terminated pursuant to clause (B) of subsection (d)(i) above, the date specified in the Notice of Termination, but in no event earlier than 60 days following the date the Notice of Termination is delivered and (v) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                         (g) Indemnification After Termination.  Notwithstanding
any other provision of this Agreement to the contrary, upon the Executive's termination of employment hereunder for any reason, the Company shall take such action necessary and appropriate to provide that the Executive's rights to indemnification from the Company as provided by applicable law, by the Company's charter and by- laws and by any agreement between the Company and the Executive shall not be affected in any manner adverse to the Executive and shall be continued in full force and effect for a period of at least six years following such termination of employment.

                         (h)  Definitions.  For purposes of Section 7(d) hereof,
the following terms shall have the following meanings:

                              (i)   Affiliate of any Person shall mean any other
Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

                              (ii)  Beneficial Owner shall have the meaning used
in Rule 13d-3 promulgated under the Exchange Act.

                              (iii)  Control shall have the meaning specified in
Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date of this Agreement.

                              (iv)   Exchange Act shall mean the Securities
Exchange Act of 1934, as amended.

                              (v)     Governance  Agreement  shall  mean  the
Governance Agreement, dated [        ], 2000, among LXH, L.L.C., LXH II, L.L.C.,
Hexcel Corporation and the other parties listed on the signature pages thereto.

                              (vi)    Person shall have the meaning set forth in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

                  8.     Compensation Upon Termination or During Disability.

                         (a)    During any period that the Executive fails to
perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated for disability pursuant to Section 7(b) hereof, provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                         (b)  If the Executive's employment is terminated by his
death, the Company shall pay any amounts due to the Executive under Section 5 through the date of his death in accordance with Section 12(b).

                         (c)  If the Executive's employment shall be terminated
by the Company for Cause or voluntarily by the Executive other than for Good Reason, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive relating to the provision of salary under this Agreement.

                         (d)  If (A) in breach  of  this Agreement, the Company
shall terminate the Executive's employment other than for disability pursuant to
Section 7(b) or other than for Cause or (B) the Executive shall terminate his employment for Good Reason (but for the purpose of this Section 8(d), the term Good Reason shall not include any reference to change in control as set forth in
Section 7(d)(ii)(C) hereof), then

                                    (i)   the Company shall pay the Executive
         (A) his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, (B) a pro rata portion of any incentive bonus for the year in which the Date of Termination occurs, such amount determined based on the target bonus amount that the Executive would have received if all performance goals (if any) had been attained in full and had his employment continued until the end of such year, and on the number of full and partial months worked during such year, and (C) all other unpaid amounts, if any, with respect to which the Executive has a vested interest as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;

                                    (ii)  in lieu of any further salary payments
         to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages, in full settlement of the Company's obligations to the Executive relating to the provision of salary and bonus under this Agreement, to the Executive an amount equal to the product of (A) the sum of (1) the highest annual salary rate in effect for the Executive in the 90 days immediately preceding the Date of Termination and (2) the highest annual amount payable to the Executive under the Company's annual bonus plans in respect of the three calendar years preceding the calendar year in which such Date of Termination occurs, and (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number two (2); such payment to be made in substantially equal monthly installments.

                          (e)   If  the Executive shall terminate his employment
under clause (B) of subsection 7(d) (i) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

                  9.      Additional Payments.

                          (a)   In the event that the Executive becomes entitled
to the payments under Section 8 hereof or Section 4 of the Executive Severance Agreement entered into between the Company and the Executive as of February 3, 1999 (the "Executive Severance Agreement"), if any of the payments or benefits received or to be received by the Executive in connection with the transactions contemplated by the Stock Purchase Agreement (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                           (b)    For purposes of determining whether any of the
Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the base amount (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                          (c)    In the event  that  the Excise Tax is finally
determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross -Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                 10. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company hereunder. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  11. Noncompetition/Confidential Information. The Executive agrees that, in order to protect the Company's trade secrets in the field of engineered materials (e.g., high technology, lightweight structural materials and specialty chemicals and resins) and other products being manufactured or marketed by the Company or developed for manufacture or marketing at the time of the Executive's retirement or termination of employment, or the trade secrets of any business acquired by the Company within six months after retirement or termination of such employment if said acquisition was in the process of negotiation at the time of such retirement or termination (hereinafter collectively designated the "Company's Business"), at all times prior to his retirement or termination of employment and during so much of the two-year period following such retirement or termination that the Company, or any of its successors, assigns or affiliated companies carries on any portion of the Company's Business, the Executive shall not directly or indirectly, as a partner, substantial owner, employee, associate, consultant, agent or otherwise, engage in any activity related to or competitive with the Company's Business in any county in the State of California, or in any other state, territory or foreign country within which the Company carries on the Company's Business or in which any of its products are sold either prior or subsequent to the date hereof. The invalidity or unenforceability of any provision of this Section 11 shall not affect the validity or enforceability of any other provision of this
Section 11, which shall remain in full force and effect.

                  12.      Successors; Binding Agreement.

                           (a)   The Company will require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                           (b)    This Agreement and all rights of the Executive
hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  John J. Lee
                  18 Walnut Avenue
                  Larchmont, NY 10538

                  If to the Company:

                  Hexcel Corporation
                  Two Stamford Plaza
                  281 Tresser Blvd.
                  Stamford, CT 06902

                  Attn:    Board of Directors

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

                  15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  17. Survivorship. Any rights and obligations of the parties set forth in Sections 5, 8 and 11 of this Agreement shall survive any termination of this Agreement.

                  18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, at a location mutually agreed upon by the Company and the Executive which is situated within 50 miles of the Company's headquarters, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of
Section 11 of the Employment Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided further that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, provided, that either (i) the Executive eventually prevails on at least one material issue which is a subject of such arbitration or (ii) the Executive and the Company enter into a written settlement agreement relating to one or more of such material issues prior to the conclusion of any such arbitration. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  19.      Entire Agreement; Other Agreements.

                           (a)   This Agreement sets forth the entire agreement
of the parties hereto  in  respect of the subject matter  contained herein  and
supersedes all  prior  agreements,  promises,  covenants,   arrangements,
communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto (including the Prior Agreement and the employment agreement dated as of September 1, 1994 between the Executive and the Company) in respect of the subject matter contained herein is hereby terminated and cancelled).

                           (b)   The Executive and the Company hereby agree that
the  consummation of  the  transactions contemplated   by the  Stock  Purchase
Agreement shall not be deemed to constitute a Change in Control for purposes of any plan, award or agreement between the Company and the Executive, including without limitation, the Incentive Stock Plan, the MICP, any agreements entered into thereunder between the Executive and the Company and the Executive Severance Agreement. Commencing on January 2, 2001, the Company shall deliver to the Executive as soon as practicable following the election by the Executive therefor, the number of shares of Common Stock allocable to vested restricted stock units credited to the Executive under the Incentive Stock Plan and the Company's Management Stock Purchase Plan (the Plans"); provided, however, that the number of shares of Common Stock the Executive may elect to receive from the Plans by reason of such election in any calendar year may not exceed the lesser of (1) 100,000 shares or (2) the number of shares allocable to vested restricted stock units credited to the Executive under the Plans.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                                  HEXCEL CORPORATION

Attest:

By: /s/ Rodney P. Jenks, Jr.                      By:/s/ Ira J. Krakower
                                                  Name: Ira J. Krakower
                                                  Title:   Senior Vice President

WITNESS                                           EXECUTIVE

/s/ Ira J. Krakower                               /s/ John J. Lee
                                                      John J. Lee


John J. Lee:    Interests in Other Corporations, Organizations and Partnerships.

1.       Chairman, President & CEO of Lee Development Corporation.

2.       Advisor to The Clipper Group.

3.       Director of the Crane Company.